                                                                     EXHIBIT 5.2


                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                               PHONE 212-806-5400
                                FAX 212-806-6006

February 23, 2001


Aames Capital Corporation
Aames Capital Acceptance Corp.
350 South Grand Avenue
Los Angeles, California 90071


         Re: Aames Capital Corporation and Aames Capital Acceptance Corp. Registration Statement on Form S-3 (File No. 333-54184)
                  ------------------------------------------------------------

Ladies and Gentleman:

         We have acted as counsel to Aames Capital Corporation, a California corporation ("ACC"), and Aames Capital Acceptance Corp., a Delaware corporation ("ACAC"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $2,000,000,000 aggregate principal amount of asset-backed bonds (the "Bonds") to be offered pursuant to a registration statement on Form S-3 (File No. 333-54184) (such registration statement, the "Registration Statement") relating to the Bonds. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Bonds will be issued under and pursuant to the conditions of an indenture (an "Indenture") between ACC or ACAC, as applicable, as transferor (the "Transferor" for such Series), or a trust, partnership, limited liability company or corporation formed by ACC or ACAC solely for the purpose of issuing the related Series of Bonds (the Transferor or any such entity, as applicable, the "Bond Issuer") and a trustee to be identified in the prospectus supplement for such Series of Bonds (the "Trustee" for such Series).

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of ACC and ACAC, the form Indenture filed as an exhibit to the Registration Statement, the form Bonds included in such form of Indenture, the

Aames Capital Corporation
Aames Capital Acceptance Corp.
February 23, 2001
Page 2


prospectus (the "Prospectus") and the forms of prospectus supplements filed as exhibits to the Registration Statement, and such other records, documents and statutes as we have deemed necessary for the purpose of rendering this opinion.

         In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. We have also assumed for purposes of the opinion given in paragraph 2 below, that the Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by all parties thereto. As to various matters material to such opinions, we have relied upon the representations and warranties in the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of ACC and ACAC and others.

         Based upon the foregoing, we are of the opinion that:

         1. When an Indenture for a Series of Bonds has been duly and validly authorized by all necessary action on the part of the related Bond Issuer and has been duly and validly executed and delivered by the related Bond Issuer and the Trustee and any other party thereto for such Series, such Indenture will constitute a legal, valid and binding agreement of the related Bond Issuer, enforceable against the related Bond Issuer, in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         2. When a Series of Bonds has been duly authorized by all necessary action on the part of the related Bond Issuer, duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Indenture, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Bonds of such Series will be valid and binding non-recourse obligations of the related Bond Issuer, enforceable against the related Bond Issuer, in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

Aames Capital Corporation
Aames Capital Acceptance Corp.
February 23, 2001
Page 3


         We hereby consent to the filing of this letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit 5.2.


Sincerely,



STROOCK & STROOCK & LAVAN LLP




                                       3